ATTORNEY-CPA FEE AGREEMENT

1. The undersigned Client hereby retains the undersigned Attorney-CPA to represent Client in connection with the following described services: general legal services for the corporation from its inception through its approval as a publicly traded company with the option to continue after that time upon mutual agreement. Said services shall include drafting or assisting in drafting and/or review of all required legal documents including contracts, regulatory filings and all related documents as well as rendering legal and tax advice to management upon request and representation in all civil legal matters.

2. Client agrees to pay Attorney-CPA two million (2,000,000) shares of Amrose Oil Company, Inc., common stock for the Attorney-CPA services of Vic Devlaeminck.

3. Client further agrees to reimburse Attorney-CPA for all out-of-pocket expenses he incurs in furtherance of his services to client.

Vic Devlaeminck

VIC DEVLAEMINCK Augsut 19, 2011

James Anderson, President
Amrose Oil Company, Inc.
August, 19, 2011